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                                                                    EXHIBIT 23.3

[LOGO]

    [LETTERHEAD]

21 December 1999

The Directors
Colorsmart.com Inc.
Nashville
Tennessee
USA

C/o Mr. R. Burrows

Fax number: 461 2287

Sirs

VIRTUAL COLOUR CC
VIRTUAL COLOUR PROPERTIES CC
VIRTUAL SUPPORT CC
VIRTUAL COLOUR PRINTING CC
FINANCIAL STATEMENTS FOR THE YEAR ENDED 28 FEBRUARY 1999

    We have audited the annual financial statements of the above mentioned close corporations for the year ended 28 February 1999.

    We consent to the use of the financial statements of the close corporations for listing purposes.

Yours faithfully

/s/ Eldie Brink
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Eldie Brink
Director